UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) March 10, 2023

TAUTACHROME, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-141907	84-2340972
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1846 E. Innovation Park Drive, Oro Valley, Arizona	85755
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Today, Friday, March 10, 2023, El Dorado Family Group, Ltd. (“El Dorado”), a Georgia corporation, exchanged a Royalty-Free Grant of Exclusive Use of certain intellectual properties having appraised value of $514,441,340 for 55,000,000 shares of Fixed Non-Cumulative Nonconvertible Perpetual Preferred Stock (“Series H Preferred Stock”) from Tautachrome Inc., (the “Registrant”). The Exclusive Grant will produce an immediate increase in the Company’s tangible book value from a deficit in the Registrant’s shareholder’s equity, to an undiluted Per Share Book Value of approximately $0.08.

El Dorado is controlled by Timothy A. Holly, who is also a director of the Registrant.

The designations and preferences of the Series H Preferred Stock approved today by the Board of Directors will be filed with the State of Delaware on Monday and attached at that time to an additional current report of the Company.

In addition the Company has resolved to perform within 45 days a 50 for 1 reverse split in the Company’s shares.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAUTACHROME, INC.

Date: March 10, 2023	By:	/s/ David LaMountain
David LaMountain
Chief Executive Officer

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